Exhibit 99.1

                        TRUSTEE'S DISTRIBUTION STATEMENT

  THE                         TO THE HOLDERS OF:
BANK OF                       Corporate Bond-Backed Certificates
  NEW                         Series 1998-NSC-1
 YORK                         Class A-1 Certificates
                                 CUSIP NUMBER: 219-87H-AN5

in accordance  with the Standard Terms of Trust  Agreements,
The Bank of New York, as trustee  submits the following cash
basis statement for the period ending :                             May 15, 2008

INTEREST ACCOUNT
Balance as of        November 15, 2007                               $      0.00
      Schedule Income received on securities.......                  $465,205.00
      Unscheduled Income received on securities....                  $      0.00
      Interest Received on sale of securities......                  $      0.00
LESS:
      Distribution to Class A-1 Holders............  $462,205.00
      Distribution to Swap Counterparty............  $      0.00
      Trustee Fees.................................  $  2,250.00
      Fees allocated for third party expenses......  $    750.00
Balance as of        May 15, 2008                       Subtotal     $      0.00


PRINCIPAL ACCOUNT
Balance as of        November 15, 2007                               $      0.00
      Scheduled Principal payment received
         on securities.............................                  $519,295.00
      Principal received on sale of securities.....                  $      0.00
LESS:
      Distribution to Class A-1 Holders............  $519,295.00
      Distribution to Swap Counterparty............  $      0.00
Balance as of        May 15, 2008                       Subtotal     $      0.00
                                                         Balance     $      0.00

                 UNDERLYING SECURITIES HELD AS OF: May 15, 2008
                             $25,000,000 7.90% Notes
                                    Issued by
                          NORFOLK SOUTHERN CORPORATION
                              CUSIP# : 655-844-AK4